Exhibit (g)(5)


                               CUSTODIAN AGREEMENT


         AGREEMENT made as of this ___ day of __________, 2002, between [CDC NVEST FUNDS], a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         The Fund, an open-end management investment company on behalf of its series listed on APPENDIX A hereto (as such APPENDIX A may be amended from time to time by mutual agreement of the parties) (each a "Portfolio" and, collectively, the "Portfolios"), desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940, as amended (the "1940 Act"), to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. BANK APPOINTED CUSTODIAN. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund, on behalf of the Portfolios, agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

         2. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

         2.1 AUTHORIZED PERSON. Authorized Person will mean the President, any Vice President, the Treasurer, the Secretary and any Assistant Secretary of the Fund and any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

         2.2  BOARD.  Board will mean the Board of Trustees of the Fund.

         2.3 SECURITY. The term security as used herein will have the same meaning assigned to such term in the 1940 Act, as amended, including, without limitation, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

         2.4 PORTFOLIO SECURITY. Portfolio Security will mean any security owned by the Fund.

         2.5 OFFICERS' CERTIFICATE. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

         2.6 BOOK-ENTRY SYSTEM. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees, as described in Section
(b)(2) of Rule 17f-4 under the 1940 Act.

         2.7 DEPOSITORY. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

         2.8 PROPER INSTRUCTIONS. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Except as otherwise set forth herein, oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Fund and the Bank agree in writing that such procedures afford adequate safeguards for the Fund's assets.

         3. SEPARATE ACCOUNTS. So long as the Fund has more than one Portfolio, the Bank will segregate the assets of each Portfolio to which this Agreement relates into a separate account for each such Portfolio containing the assets of such Portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of its Portfolios, any reference in this Agreement to any assets of the Fund, including, without limitation, any Portfolio Securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable Portfolio, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual Portfolio and any obligation or liability of the Fund hereunder shall be binding only with respect to such individual Portfolio, and shall be discharged only out of the assets of such Portfolio.

         4. CERTIFICATION AS TO AUTHORIZED PERSONS. The Secretary or an Assistant Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or an Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification received by the Bank.

         5. CUSTODY OF CASH. As custodian for the Fund, the Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof and cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or, in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Fund, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this
Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose but only as permitted in subsections 5.1-5.9 below.

         5.1 PURCHASE OF SECURITIES. Upon the purchase of securities for the Fund, against contemporaneous receipt of such securities by the Bank or, with respect only to securities held outside the United States or with respect to transactions for which a written Proper Instruction specifically instructs the Bank that it is not required to purchase securities against contemporaneous receipt, against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs with respect to the assets of registered investment companies in the jurisdiction or market in which the transaction occurs, registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book -Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

         5.2 REDEMPTIONS. In such amount as may be necessary for the repurchase or redemption of shares of beneficial interest in the Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement.

         5.3 DISTRIBUTIONS AND EXPENSES OF FUND. For the payment on the account of the Fund, in each case in accordance with Proper Instructions, of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank, as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

         5.4 PAYMENT IN RESPECT OF SECURITIES. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

         5.5 REPAYMENT OF LOANS. To repay loans of money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

         5.6 REPAYMENT OF CASH. To repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund securities borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed securities.

         5.7  FOREIGN EXCHANGE TRANSACTIONS.

                 (a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

                 (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank with or on behalf of the Fund pursuant to Proper Instructions, the Fund agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Fund on the Bank's books.

         5.8 OTHER AUTHORIZED PAYMENTS. For other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or an Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper trust or corporate purpose.

         5.9 TERMINATION. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 16 of this Agreement and upon (i) the merger of any Portfolio or Portfolios into or the consolidation of any Portfolio or Portfolios with any investment company or series thereof or (ii) the liquidation or dissolution of any Portfolio or Portfolios.

         5.10 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund and the Bank, the Bank shall, upon receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Bank in the amount of checks received in payment for shares of beneficial interest in the Fund which are deposited into an account of the Fund.

         6.  SECURITIES.

         6.1 SEGREGATION AND REGISTRATION. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank in which name are held no securities or other property in which the Bank or any affiliate of the Bank has any direct or indirect interest, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

         The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

         6.2 VOTING AND PROXIES. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Portfolio Securities, such proxies to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

         6.3 CORPORATE ACTION AND INFORMATION. The Bank shall promptly notify the Fund of all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and maturity of futures contracts purchased or sold by the Fund) received by the Bank from issuers of Portfolio Securities. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security (including, without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend) which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Fund promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Fund of Proper Instructions regarding the Response (the "Response Deadline"), which shall not be more than 48 hours prior to the Response expiration set by the depository processing such Corporate Action. The Bank shall forward to the Fund via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

                  (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Portfolio Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

                  (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Portfolio Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding the foregoing, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Portfolio Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

                  (c) In the event that the Fund notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

                  (d) Section 14.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by an Eligible Foreign Custodian (as defined below).

         6.4 BOOK-ENTRY SYSTEM. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and the Fund has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                  (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

                  (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

                  (c) The Bank shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund. The Bank shall transfer securities sold or loaned for the account of the Fund upon

                                    (i)     receipt of advice from the
         Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account; and

                           (ii) the making of an entry on the records of the Bank to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Fund;

                  (d) The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

                  (e) Upon request, the Bank shall furnish the Fund confirmation of each transfer to or from an account of the Fund in the form of a written advice or notice to the Fund copies of daily transaction sheets reflecting each day's transactions in the Book-Entry System for any account of the Fund; and

                  (f) The Bank shall use commercially reasonable efforts to enforce effectively such rights as it may have against the Book-Entry System; at the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Bank with respect to any claim against the Book-Entry System or any other person that the Bank may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         6.5 USE OF A DEPOSITORY. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                  (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

                  (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

                  (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Portfolio Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

                  (d) The Bank shall use its best efforts to provide that:

                           (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                           (ii) Poxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                           (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                           (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and the regulations thereunder; and

                           (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

         6.6 USE OF BOOK-ENTRY SYSTEM FOR COMMERCIAL PAPER. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

                  (a) The Bank will maintain all Book-Entry Paper held by the Fund in an account of the Bank that includes only assets held by it as a fiduciary or custodian for customers;

                  (b) The records of the Bank with respect to the Fund's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Fund which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

                  (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

                  (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund; and

                  (e) The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time; and.

         6.7 USE OF IMMOBILIZATION PROGRAMS. Provided the Bank has received Proper Instructions, the Bank shall enter into immobilization programs with any bank acting as a subcustodian hereunder.

         6.8 EURODOLLAR CDS. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund.

         6.9  OPTIONS AND FUTURES TRANSACTIONS.

                    (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                           (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                           (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under any duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

                     (b) Puts, Calls and Futures Traded on Commodities Exchanges

                            (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                           (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

         6.10 SEGREGATED ACCOUNT. The Bank shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund (each a "Segregated Account").

                  (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

                            (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered contract market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                            (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                            (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to but not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                           (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; or

                           (v) for other proper trust or corporate purposes, but only, in the case of this clause (v), upon receipt of Proper Instructions.

                  (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

                           (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                           (ii) with respect to assets deposited pursuant to
         (a)(iii) or (a)(iv) above, for sale or delivery to meet the Fund's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                           (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                           (iv) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account;

                           (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

                           (vi) with respect to assets deposited pursuant to
         (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

         6.11 INTEREST BEARING CALL OR TIME DEPOSITS. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

         6.12 TRANSFER OF SECURITIES. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Portfolio Securities are available for such purpose, provided that the Bank will allow any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.12, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

                  (a) Upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, or, with respect only to securities held outside the United States, against payment to the Bank in accordance with generally accepted settlement practices and customs with respect to the assets of registered investment companies in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

                  (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender;

                  (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

                  (d) For the purpose of redeeming in-kind shares of the Fund upon authorization from the Fund;

                  (e) In the case of option contracts owned by the Fund, for presentation to the endorsing broker;

                  (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

                  (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                  (h) For the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

                  (i) For the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

                  (j) For other authorized transactions of the Fund or for other proper trust or corporate purposes; provided that before making such transfer, the Bank will also receive Proper Instructions specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper trust or corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                  (k) Upon termination of this Agreement as hereinafter set forth pursuant to Section 16 of this Agreement and upon (i) the merger of any Portfolio or Portfolios into or the consolidation of any Portfolio or Portfolios with any investment company or series thereof or (ii)the liquidation or dissolution of any Portfolio or Portfolios.

         As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

         7. REDEMPTIONS. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding shares of beneficial interest, the Bank will rely on notification by the Fund's distributor or transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Agreement and Declaration of Trust and By-laws of the Fund, as in effect from time to time (the "Articles"), from assets available for said purpose.


         8.  [RESERVED]

         9. ACTIONS OF BANK WITHOUT PRIOR AUTHORIZATION. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Fund or the transfer agent:

         9.1 Endorse for collection and collect on behalf of and in the name of the Fund on a timely basis all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and collect on a timely basis and hold for the account of the Fund all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

         9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation as and when they become due and take reasonable action to collect interest when due on securities held hereunder and hold the cash received by it upon such payment for the account of the Fund;

         9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

         9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

         9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable as and when due, and hold cash received by it upon payment for the account of the Fund; and

         9.6 Exchange interim receipts or temporary securities for definitive securities.

         10. COLLECTIONS AND DEFAULTS. The Bank will use reasonable efforts to collect on a timely basis any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

         11. MAINTENANCE OF RECORDS AND ACCOUNTING SERVICES. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act, with particular attention to Section 31 thereof and the Rules thereunder. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be the property of the Fund, will be open to inspection and audit at all times during regular business hours by officers of or auditors employed by the Fund and employees or agents of the Securities and Exchange Commission and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

         The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

         The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

         The Bank shall provide the Fund, at such times as the Fund may reasonably require, with reports by its independent public accountants on the accounting system, internal controls and procedures for safeguarding securities, and any other issues for which such reports are generally available to clients of the Bank. The Bank shall take all reasonable actions as may be necessary or prudent to obtain from year to year favorable opinions from the Bank's independent public accountants with respect to its accounting system, internal controls and procedures for safeguarding securities and any other issues for which such reports are generally available to clients of the Bank.

         The Bank shall take all reasonable action, as the Fund may from time to time request, to assist the Fund in obtaining from its independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-SAR and other annual reports filed with the Securities and Exchange Commission and with respect to any other requirements of the Securities and Exchange Commission.

         12.  FUND EVALUATION AND YIELD CALCULATION

         12.1 FUND EVALUATION. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and the Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to
(iii) or (iv) above.

         12.2. YIELD CALCULATION. The Bank will compute the performance results of the Fund (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

                  (a) The Bank shall compute the Yield Calculation for the Fund for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Fund.

                  (b) In performing the Yield Calculation, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for the Fund pursuant Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Fund, any of the Fund's designated agents or any of the Fund's designated third party providers.

                  (c) At the request of the Bank, the Fund shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Fund. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Fund of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Fund, the Fund or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

                  (d) The Fund shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Fund from its independent auditors or by its personnel or the personnel of its investment adviser, and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

         13. ADDITIONAL SERVICES. The Bank shall perform the additional services for the Fund as are set forth on APPENDIX B hereto. APPENDIX B may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund.

         14.  DUTIES OF THE BANK.

         14.1 PERFORMANCE OF DUTIES AND STANDARD OF CARE. In performing its duties hereunder and any other duties listed on any Schedule or Appendix hereto, the Bank shall be held to the exercise of reasonable care, shall act in good faith and shall act without negligence or willful misfeasance. In performing its duties hereunder and any other duties listed on any Schedule or Appendix hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of national standing of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

         The Bank will be under no duty or obligation to inquire into and will not be liable for:

                  (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

                  (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

                  (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

                  (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

                  (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

                  (f) except as otherwise specifically contemplated hereby, any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

         Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, any federal or state statutes or any rule or regulation of any governmental agency.

         14.2 AGENTS AND SUBCUSTODIANS WITH RESPECT TO PROPERTY OF THE FUND HELD IN THE UNITED STATES. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

         Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Fund (each a "Fund-Selected Subcustodian"), provided that any such Fund-Selected Subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no more or less responsibility or liability to the Fund or any other person by reason of any act or omission of any such Fund-Selected Subcustodian than any such Fund-Selected Subcustodian has to the Bank, and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims arising directly or indirectly out of the performance of any such Fund-Selected Subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any Fund-Selected Subcustodian.

         14.3 DUTIES OF THE BANK WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE OF THE UNITED STATES.

                  (a) APPOINTMENT OF FOREIGN CUSTODY MANAGER.

                           (i) If the Fund has appointed the Bank Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940
         Act), the Bank's duties and obligations with respect to the Fund's Portfolio Securities and other assets maintained outside the United States (the "Foreign Portfolio Securities") shall be, to the extent not set forth herein, as set forth in the Delegation Agreement between the Fund and the Bank (the "Delegation Agreement").

                           (ii) If the Fund has appointed any person or entity Foreign Custody Manager other than the Bank, the Bank shall act only upon Proper Instructions from the Fund with regard to any of the Fund's Portfolio Securities or other assets held or to be held outside of the United States, and the Bank shall be without liability for any Claim (as that term is defined in Section 15 hereof) arising out of maintenance of the Fund's Portfolio Securities or other assets outside of the United States. The Fund also agrees that it shall enter into a written agreement with such Foreign Custody Manager that shall obligate such Foreign Custody Manager to provide to the Bank in a timely manner all information required by the Bank in order to complete its obligations hereunder. The Bank shall not be liable for any Claim arising out of the failure of such Foreign Custody Manager to provide such information to the Bank.

                  (b) SEGREGATION OF SECURITIES. The Bank shall identify on its books as belonging to the Fund the Foreign Portfolio Securities held by each foreign sub-custodian (each an "Eligible Foreign Custodian") selected by the Foreign Custody Manager, subject to receipt by the Bank of the necessary information from such Eligible Foreign Custodian if the Foreign Custody Manager is not the Bank.

                  (c) ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. If the Bank is the Fund's Foreign Custody Manager, upon request of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Fund's Portfolio Securities and other assets.

                  (d) REPORTS BY BANK. If the Bank is the Fund's Foreign Custody Manager, the Bank will supply to the Fund the reports required under the Delegation Agreement.

                  (e) TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. Transactions with respect to the assets of the Fund held by an Eligible Foreign Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, the Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee (other than liability arising from the negligence, willful misfeasance or bad faith of the Eligible Foreign Custodian or the Bank or any of their officers, employees, agents, including when such officers, employees or agents are acting on behalf of the nominee).

                  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Fund and delivery of Foreign Portfolio Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures with respect to the assets of registered investment companies in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Foreign Portfolio Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

                  (f) TAX LAW. Except to the extent the Bank acts or fails to act in contravention of its obligations under this Agreement, the Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall be the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

                  (g) Contracts with Eligible Foreign Custodians. The Bank shall use its best efforts to ensure that each contract with an Eligible Foreign Custodian shall provide indemnification rights that match the indemnification rights of the Fund hereunder, including indemnification for any Claim (as defined below) arising as a result of the negligence, willful misfeasance or bad faith of the Eligible Foreign Custodian.

         14.4 INSURANCE. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

         14.5 ADVANCES BY THE BANK. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any Proper Instructions for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness and to the extent required by law, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

         14.6. FEES AND EXPENSES OF THE BANK. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all reasonable and necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for any reasonable conversion or transfer work done in connection with the termination of this Agreement by the Fund.

         Fees and expenses will be calculated and invoiced monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available, provided that any such charges are subject to adjustment after the Fund reviews the applicable invoice. Fees charged to an account may result in an overdraft that will be subject to normal interest charges.

15.      LIMITATION OF LIABILITY.

         15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim arising from the negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim (other than Claims arising from the negligence, willful misfeasance or bad faith of the Bank or the Indemnified Party) arising as a result of:

                  (a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

                  (b) Any act or omission of any Fund-Selected Subcustodian;

                  (c) Any act or omission of any Foreign Custody Manager other than the Bank or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager;

                  (d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Fund, have not been registered in the name of the Bank or its nominee;

                  (e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Portfolio Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline;

                  (f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

                  (g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of the Fund or (ii) the Yield Calculation; or

                  (h) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities or transportation, the unavailability of energy sources and other similar happenings or events that cannot be controlled or contained by the Bank, its agents or subcustodians. This paragraph shall not relieve the Bank from its responsibility to provide and maintain appropriate backup and disaster recovery facilities and shall not limit the liability of the Bank if the Bank, its agents or any subcustodian has failed to provide and maintain appropriate backup and disaster recovery facilities.

         15.2 Notwithstanding anything in this Agreement to the contrary, in no event shall the Fund be liable to the Bank or any third party, and the Bank shall indemnify and hold harmless the Fund and its officers, trustees, employees or agents (the "Fund Indemnified Parties") from and against any and all Claims arising from the negligence, willful misfeasance or bad faith by the Bank hereunder, provided that the Bank's indemnification obligation with respect to the acts or omissions of its Eligible Foreign Custodians hereunder shall not exceed the indemnification that the Bank may obtain from the applicable subcustodian by the law of the governing jurisdiction..

         15.3 Notwithstanding anything to the contrary in this Agreement, in no event shall the Fund or the Fund Indemnified Parties be liable to the Bank or the Indemnified Parties or the Bank or the Indemnified Parties be liable to the Fund or any of them liable to any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

         15.4 The Fund will not be liable to the Bank for any Claim arising as a result of any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events that cannot be controlled or contained by the Fund. This paragraph shall not relieve the Fund from its responsibility to provide and maintain appropriate backup and disaster recovery facilities, or appropriately delegate any obligation to provide and maintain such facilities, and shall not limit the liability of the Fund if the Fund or its agents (other than the Bank, its affiliates or any subcustodian that is not a Fund-Selected Subcustodian) has failed to provide and maintain appropriate backup and disaster recovery facilities.

         15.5 In order that the indemnification provisions contained in this
Article 15 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

         15.6 The obligations set forth in this Section 15 shall survive the termination of this Agreement.

         15.7 Except as specifically stated otherwise in this Agreement, in any and every case in which payment for purchases of securities for an account of the Fund is made by the Bank in advance of receipt of the securities purchased in the absence of Proper Instructions on behalf of the Fund to so pay in advance, the Bank shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Bank.

         16.  TERMINATION.

         16.1 The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.
..
         If a majority of the Board of Trustees reasonably determines that the performance of the Bank under this Agreement or the Delegation Agreement, dated as of the date hereof, by and between the Bank and the Fund does not meet industry standards, written notice of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days (sixty (60) days for those deficiencies that the parties hereto agree may not reasonably be cured within thirty (30) days after receipt of such notice) thereafter, cure identified deficiencies to the reasonable satisfaction of the Board of Trustees, the Fund, with the authorization of the Board, may terminate this Agreement.

         Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 60 days of receipt of such notice.

         16.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of the Bank's own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board. Thereafter, the Bank and the Fund shall be released from any and all obligations under this Agreement, except for those obligations under Section 15 hereof.

         16.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel to the Fund in form and content satisfactory to the Bank. Thereafter, the Bank and the Fund shall be released from any and all obligations under this Agreement, except for those obligations under Section 15 hereof.

         16.4 The Fund shall reimburse the Bank for any reasonable expenses for any reasonable conversion or transfer work done in connection with the termination of this Agreement by the Fund.

         16.5 All records of the Bank relating to its performance of its duties as custodian (the "Records") shall be the property of the Fund, and the Fund or its agents shall have the right of access to the Records upon reasonable notice to the Bank. The Bank shall, upon request, deliver to the Fund all Records upon termination of this Agreement, and the Bank hereby agrees that, whether such termination is due to breach of this Agreement by the Fund or otherwise, the Bank shall have no right to claim any interest in the Records and shall make reasonable efforts to comply with any request for delivery of the Records to the Fund or its designated agent upon termination of this Agreement.

         17.  CONFIDENTIALITY.

         17.1 Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

         17.2 The parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act. Each party hereto agrees that the requirements of this Section 17.2 are in addition to and not in limitation of its responsibilities under Section
17.1 above.

         18. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be effective upon actual receipt thereof, which may be conclusively demonstrated by (i) signed receipt from United States Postal Service registered mail, (ii) with telecopier written confirmation, or (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

                  (a) In the case of notices sent to the Fund to:

                           c/o CDC IXIS Asset Management Services, Inc.
                           399 Boylston Street
                           Boston, MA  02116
                           Attention: General Counsel

                  (b) In the case of notices sent to the Bank to:

                           Investors Bank & Trust Company
                           200 Clarendon Street, P.O. Box 9130
                           Boston, Massachusetts 02117-9130
                           Attention: Geoffrey O'Connell,
                           Senior Director - Client Management
                           With a copy to:  John E. Henry, General Counsel

                  or at such other place as such party may from time to time designate in writing.

         19. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

         20. PARTIES. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

         21. GOVERNING LAW. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         23. ENTIRE AGREEMENT. This Agreement, together with its Appendices and any agreements dated as of the date hereof between the parties hereto and relating hereto, constitute the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminate and supersede any and all prior agreements and undertakings between the parties relating to the subject matter herein.

         24. LIMITATION OF LIABILITY. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

         25. SEVERAL OBLIGATIONS OF the Portfolios; Additional PORTFOLIOS. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio. In the event the Fund establishes one or more additional series with respect to which the Fund wishes to employ the Bank to act as custodian hereunder, the Fund shall notify the Bank in writing. Upon written acceptance by the Bank, such series shall be deemed a "Portfolio" hereunder and shall become subject to, and shall enjoy the benefits of, the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Fund and the Bank at the time of the addition of the Portfolio.

         26. TRUST NOTICE. A copy of the Agreement and Declaration of Trust establishing the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by the officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to each Portfolio.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                          [CDC NVEST FUNDS]



                           By:__________________________________________________
                              Name:
                              Title:


                            INVESTORS BANK & TRUST COMPANY



                           By:__________________________________________________
                              Name:
                              Title:

                                   APPENDICES


 Appendix A..................................................Series of the Fund

 Appendix B..................................................Additional Services

                                                  APPENDIX A: SERIES OF THE FUND

[NOTE: IN THE FINAL VERSION ONLY THE TRUST THAT IS A PARTY TO THE AGREEMENT WILL BE LISTED WITH ITS SERIES.]

SERIES OF CDC NVEST FUNDS TRUST I

CDC Nvest                     CDC Nvest                    CDC Nvest
Balanced Fund                 Bond Income Fund             Capital Growth Fund

CDC Nvest                     CDC Nvest                    CDC Nvest
Government Securities Fund    International Equity Fund    Large Cap Growth Fund

CDC Nvest                     CDC Nvest Jurika &           CDC Nvest
Municipal Income Fund         Voyles Relative Value Fund   Targeted Equity Fund

CDC Nvest                     CDC Nvest                    CDC Nvest
Star Advisers Fund            Star Small Cap Fund          Star Value Fund

CDC Nvest                     CDC Nvest                    CDC Nvest
Star Worldwide Fund           Star Growth Fund             Strategic Income Fund

SERIES OF CDC NVEST FUNDS TRUST II

                                                           CDC Nvest
CDC Nvest                     CDC Nvest                    Limited Term
Growth and Income Fund        High Income Fund             U.S. Government Fund

CDC Nvest                     CDC Nvest
Massachusetts                 Short Term
Tax Free Income Fund          Bond Fund


SERIES OF CDC NVEST FUNDS TRUST III

CDC Nvest Jurika & Voyles     CDC Nvest                    CDC Nvest
Small Cap Growth Fund         Large Cap Value Fund         Mid Cap Growth Fund

CDC Nvest
Select Fund

SERIES OF CDC NVEST COMPANIES TRUST I
CDC Nvest AEW Real Estate Fund

SERIES OF CDC NVEST CASH MANAGEMENT TRUST
CDC Nvest Cash Management Trust-Money Market Series
SERIES OF CDC NVEST TAX EXEMPT MONEY MARKET TRUST
CDC Nvest Tax Exempt Money Market Trust

                                   APPENDIX B

                               ADDITIONAL SERVICES

                                      None